Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

DRE - Q1 2005 Duke Realty Corporation Earnings Conference Call

Event Date/Time: Apr. 28. 2005 / 3:00PM ET

Event Duration:  51 min

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CORPORATE PARTICIPANTS

 Tom Peck

 Duke Realty Corp. - SVP - Industrial Relations

 Denny Oklak

 Duke Realty Corp. - President & CEO

 Matt Cohoat

 Duke Realty Corp. - CFO & EVP

CONFERENCE CALL PARTICIPANTS

 Greg Whyte

 Morgan Stanley - Analyst

 David Fick

 Legg Mason - Analyst

 Louis Taylor

 Deusche Bank - Analyst

 James Sullivan

 Green Street Advisors - Analyst

 Carey Callaghan

 Goldman Sachs - Analyst

 Chris Haley

 Wachovia Securities - Analyst

 Scott Sediak

 A. G. Edwards, Inc. - Analyst

 Paul Adornato

 Maxcor Financial - Analyst

 Robert Belzer

 Prudential Equity Group - Analyst

 Scott O’Shea

 Deutsche Bank - Analyst

 David Copp

 RVC Capital Markets - Analyst

 Kevin Lampo

 Edward Jones - Analyst

 Deron Kennedy

 Goldman Sachs - Analyst

 PRESENTATION

Operator

 Welcome to the Duke Realty Corporation quarterly earnings conference call. [OPERATOR INSTRUCTIONS] I would now like to turn the conference over to our host, Tom Peck, please go ahead.

 Tom Peck - Duke Realty Corp. - SVP - Industrial Relations

 Thank you, Linda. Good afternoon and welcome to our first quarter conference call.

I’m joined today by Denny Oklak, our Chairman and Chief Executive Officer, Matt Cohoat, Chief Financial Officer, Bob Chapman, Senior Executive Vice President of Real Estate Operations, Shona Bedwell, Senior Manager of Investor Relations, and I’d also like to make a special introduction. Today is take your child to work day at Duke, and I’m pleased to introduce my son, Austin Peck. He’s 12 years old and goes to Fall Creek Intermediate School here in the Indianapolis area.

Before Denny takes over and gives the prepared statement, as usual I’ll go over the forward-looking language. As we make forward-looking statements today, please keep in mind that those statements are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations.

Some of those factors include our continued qualification as a (inaudible), general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of the debt and equity capital markets, and other risks inherent in the real estate business. And for more information about those risk factors, please refer to a filing we’ve made in the SEC, an 8-K filing dated July 24th, 2003.

And with that, I’ll turn it over to Denny.

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Thank you, Tom, and we are delighted to have Austin with us here today to keep his dad and the rest of us straight. Good afternoon, everyone.

The first quarter was a solid quarter in nearly all respects. FFO per share of $0.57 was at the midpoint of our guidance after a 2 cent impairment charge on some properties that we planned to sell that was not factored into our original guidance. Overall in-service occupancy decreased slightly by 41 basis points to 90.48%. Most of the decrease came from bulk industrial and a couple larger lease expirations at the end of the quarter. Bulk activity is still very solid and it’s worth noting that we have increased the overall in-service bulk portfolio by 3.5 million square feet and 100 basis points in occupancy in the last is 12 months Service center occupancy was up by 117 basis points and office by 30 basis points in the quarter.

Development activity is solid with 68 million signed in the first quarter. In addition, as we announced today, we have signed another 102 million of development starts in our national development group. These projects include a 350,000 square foot, 100% pre-leased headquarters office facility for HealthNow in Buffalo, New York, and two projects in our venture with Brimner Wiley totaling 142,000 square feet. These projects show that our new initiatives of national and medical development are already beginning to generate substantial business. All these properties will be in our held for sale portfolio.

Third-party construction business was particularly strong for the quarter. We signed contracts for over $140 million of projects, with a fee percentage of 12.1%. Our full year guidance for 2005 is 275 million to 350 million so we are off to a very good start. With this activity. our total third-party pipeline is up to 262 million, the highest level ever and the average fee on this pipeline is 10.7%. As we noted one year ago, when our third-party fee percentage had dropped to 6.8%, we were focused on increasing the margin on that business and we have accomplished it with great success.

As a result of all this activity, our value creation pipeline is over 500 million, the highest level since the end of 2000. The held for sale activity continues to remain strong. We realized pre-tax profit of 7.8 million in the first quarter, with our annual guidance being pre-tax profit of 12 to 20 million. Based on the status of projects in the pipeline, we are confident that we will exceed the top end of that range by over $2 million. On the acquisition front, we closed on only one property for 12 million in the first quarter.

It has been reported in the press that we are negotiating to purchase Simon Property Groups Chicago office portfolio. We can report we are under contract with Simon to acquire these properties, and we are working through the due diligence process, but we have not closed on these properties. This proc — portfolio consists of 1.4 million square feet of office properties in the O’Hare sub-market of Chicago, as well as two land leases. While we know the Chicago office market has been a difficult market, we believe the O’Hare sub-market is, and will continue to be, one of the strongest sub-markets in the city.

There are limited future development sites, net absorption had been picking up, and there’s a planned $14 billion expansion of O’Hare airport in the works. Should due diligence on this project proceed accordingly, we would anticipate closing this transaction around June 1. As we normally do, we will include the financial impact of this transaction in a press release after closing.

During the first quarter, we were also pleased to purchase 40 acres of highly-sought after land in Pembroke Pines in South Florida, at the intersection of Interstate 75 and Pines Boulevard. We plan to develop a high-end retail project at this location, which is in the middle of a major retail corridor. We also optioned another 55 acres of adjacent land for future development of class A office park. We are excited about this new position, as we view South Florida office and retail markets as strong and entitled land is hard to come by.

As you know, earlier this month we announced that we are marketing for sale a 14.4 million square foot service center and light industrial portfolio. In our view, this is a continuation and acceleration of the industrial portfolio repositioning we have been working through over the last two years. Our goal is to reduce the percentage of our industrial portfolio invested in service center and light industrial product and increase the allocation to modern bulk. Going forward, we may still have limited flex development if the overall master plan of our parks result in sites that do not work for bulk product. But our intention is to keep the percentage of our portfolio invested in flex properties below 5%.

As noted, this portfolio consists of 14.4 million square feet. Of this total, 7.4 million square feet is from what we have historically reported as service center and seven million square feet from our bulk category. The properties included in the package from the bulk category are smaller bulk buildings with clear heights in the 20 to 24 foot range, and office buildouts generally in the 25 to 50% range. This compares to the more modern bulk we are focusing on, which has clear heights in the 28 to 36 foot range and 5 to 10% office buildout.

The portfolios allocated geographically as follows: Atlanta, 4.2 million square feet; Minneapolis, 2.4 million; Nashville, 2.2 million; Cleveland, 1.9 million; Cincinnati, 1.3 million; Columbus, one million; Raleigh, 800,000; and Orlando 600,000 square feet. We are not exiting any of these markets. We are simply repositioning our portfolios.

After this sale, we would have 5.5 million square feet of service center product remaining . Of that total, 1.9 million is owned through joint ventures and 3.6 million square feet is wholly owned. We believe this package will attract significant interest from investors seeking this product type. We believe that this portfolio will trade in the one billion dollar range. We also expect that the taxable income generated by this sale, combined with our other taxable income will be in excess of our current regular quarterly dividend and will require a special dividend of at least $0 .50 to $1 per share, to meet the minimum redistribution requirements for 2005.

We will evaluate all other options for the use of the proceeds at the time of the sale including, potentially a share repurchase if they are not sufficient attractive redeployment opportunities. We estimate the initial effect on FFO per share from the sale would be a decrease of about $0.07 to $0.08 per share per quarter. We do not, however, anticipate changing our regular quarterly dividend per share as a result of this disposition. We would also not anticipate any significant adverse effect on our FAD payout ratio as a result of the sale, even with our current dividend level.

As stated in yesterday’s press release, we remain comfortable with our 2005 guidance of annual FFO per share of $2.43 to $2.55 and expect $0.61 to $0 .63 per share in the second quarter. These guidance numbers do not factor in the closing of the flex portfolio sale and as I previously noted, we estimate the initial effect of this sale would be $0.07 to $0.08 per share per quarter.

I’ll now turn the call back over to Tom Peck.

 Tom Peck  - Duke Realty Corp. - SVP - Industrial Relations

 Linda, we’re now ready for you to explain the question and answer procedures.

 QUESTION AND ANSWER

Operator

 [ OPERATOR INSTRUCTIONS ] We do have a question from the line of Greg Whyte from Morgan Stanley. Please go ahead.

 Greg Whyte  - Morgan Stanley - Analyst

 Good afternoon, guys. A couple of questions. The $0.02 impairment charge that you took in the first quarter, can you tell us what that relates to?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 Yes, Greg, it’s Matt Cohoat. It relates to some older industrial property that we have in Cincinnati, and it’s in a sub-market that we’re pulling out of. We’ll be completely out of it when we’re done it with this transaction, and we’re under contract and that’s the primary piece of it. There was one other smaller piece on a building that was left over from an industrial building down in the Goenet Park area.

 Greg Whyte  - Morgan Stanley - Analyst

 Matt, I’m assuming then the Savanna asset has nothing to do with the package that’s for sale, so the next question is are there any assets in the package that would trigger an impairment?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 The answer to your first question is correct, and the second question is no, there is no impairment that will be triggered on the flex sale.

 Greg Whyte  - Morgan Stanley - Analyst

 Okay. And then just on the flex sale, I know you’ve given a fair amount of additional detail today, but if can you give us some indication as to exactly where you are on the marketing and what we should expect from a timing? Is this a late ‘05 event or an early ‘06?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Sure, Greg. This is Denny. We have not put a package out, a full package out. We’re putting the package together. We have had preliminary discussions. We have engaged, as our earlier press release said, CB Richard Ellis to assist us on this transaction. We anticipate the package will be out in mid-May and that we would call for final offers between the middle and end of June. And then proceed towards the closing sometime in the third quarter, probably later in the third quarter.

 Greg Whyte  - Morgan Stanley - Analyst

 Okay. Just one other quick question here. When I look at some of the assets that you put into — or the occupancy on the new project that you put into service in the fourth quarter, as well as some of the other ones you’re expecting through the balance of the year, particularly in third quarter, the occupancy levels look a little on the low side. Can you give us any color on that?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Yes, I can. There’s two large bulk facilities that we started on a speculative basis that are in the numbers, I think mostly in the first quarter, and we actually have signed a lease for the entire - one of the buildings here in Indianapolis, it’s a 425 square foot speculative project. We’ve signed the lease for 100 percent of that building, and then we had a 500-plus thousand square foot building in Chicago, down in our crossroads - or our Park 55 - industrial park, and we have signed a 385,000 square foot lease in that, subsequent to the end of the quarter. So, there was just two buildings that came on line and we’ve now put a pretty good dent in that space.

 Greg Whyte  - Morgan Stanley - Analyst

 Okay. All right. That’s great. Thanks a lot, guys.

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Thanks, Greg.

Operator

 Thank you. Our next question comes from the line of David Fick from Legg Mason. Please go ahead.

 David Fick  - Legg Mason - Analyst

 Danny, I was wondering if you could comment a little bit more on the River Way transaction in terms of your expected increment al cost of doing that deal, how you’ll capitalize it? I assume out of proceeds of the sale directly, but what do you see as the upside beyond it’s reasonably good sub-market in a really terrible market, is there anything else specific in those assets that attracts you to them?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Sure, David. Well, first of all, we’ve got plenty of availability on our balance sheet to fund that transaction, so we’ll just fund it with borrowing and then, obviously, factor that in however you want to look at the balance sheet with the corresponding sale of the flex package. This is a portfolio that we’ve looked at for many years. We’ve been very familiar with. As you know, the Simon group has tried to sell this or potentially tried to sell this a couple times over the last few years. We were actually very close to winning this contract to buy this property several years ago, and then some things happened and they pulled it off the market. So we think these are just great properties, some of the best properties in the sub-market. The River Way project is great, and it also consists of the O’Hare plaza on the other side of the sub-market, again Chicago.

We would agree it’s been tough, particularly in some of the sub-markets that we are in. Primarily, the east/west corridor has been a very tough market, but we’ve always liked the O’Hare sub-market. Really haven’t penetrated it. We like these properties. And when you look at where we are in that - in the market cycle there, we think rents have pretty much bottomed, so we don’t know exactly when they’ll start turning up. But we do think there’s some opportunity to increase the return over time on these assets, and that we can do a really good job of operating these assets. So that’s why we are very interested in them.

 David Fick  - Legg Mason - Analyst

 Do you expect to close by when?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Probably around the first part of June.

 David Fick  - Legg Mason - Analyst

 Okay. And would they be available for an exchange on the flex assets?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 They would be, yes.

 David Fick  - Legg Mason - Analyst

 Okay. Even assuming that, you end up with a $0.50 cent , sort of special dividend requirement?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Yes.

 David Fick  - Legg Mason - Analyst

 Okay. When would you see that special dividend being paid? First quarter next year?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 You know, David, I got to be honest with you on that one. We don’t know because it really just depends on the timing of the sale of this flex portfolio.

 David Fick  - Legg Mason - Analyst

 What was your return of capital in last year’s dividend? Percentage?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 It was about 18, 19%.

 David Fick  - Legg Mason - Analyst

 And capital gain element?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 It’s probably 5%.

 David Fick  - Legg Mason - Analyst

 Very good. Thank you.

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Thanks, David.

Operator

 Thank you. Now from the line of Louis Taylor of Deutsche Banc, please go ahead.

 Louis Taylor  - Deusche Bank - Analyst

 Thanks, guys. Just along the same line. Danny, in terms of the flex sale, how much secure debt goes with it and what would be the - what do you expect the ballpark net proceeds to be ?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 This is Matt. There’s no secure debt on the portfolio of any material nature, so the net proceeds, it’s virtually unincumbered.

 Louis Taylor  - Deusche Bank - Analyst

 So there’s no prepayment penalties associated with any of the debt repayment?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 Effectively, no

 Louis Taylor  - Deusche Bank - Analyst

 Okay. In terms of just your marketing of the packages, is it going to be multiple packages, is it one thing? I mean, wha’ts the - is this going to be a multiple stage process?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 That’s not what we anticipate, Lou. We anticipate we are marketing it as one package. We would like to sell it as one package and really put this behind us. And the other thing I would add is, we would consider some type of a venture to remain in for a smaller percentage on this, if we thought that was the best economic deal for us. And one of the better offers would be someone who wanted to do that. We really do not know at this point in time whether there will be any offers of that kind or whether this will be a 100% sale

 Louis Taylor  - Deusche Bank - Analyst

 Okay. Last question, you had mentioned, Danny, that you thought it would have a negative impact of $0.07, $0.08 per share per quarter, but it also sounded like you thought that was a short-term. I guess, what are you assuming for kind of the longer-term impact in terms of how much of the proceeds you would reinvest and restore the run-rate?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Well, Lou, we obviously will — we’re going to do one of two things with this when we get it closed, and that is get it redeployed or distributed it. If we don’t see, relatively quickly, some opportunities to re-deploy this capital, we will distribute to the shareholders.

 Louis Taylor  - Deusche Bank - Analyst

 So your $0.07, $0.08 per share per quarter figure, is that safe to assume that would be no redeployment and just a full special dividend?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Let me tell you how we’ve looked at that. We just kind of - we have an on-going projection of our operations and what we think our normal acquisition rate would be and disposition rate and occupancy and all those things. And that’s - when we ran out that model, that’s where it came out to be in the initial quarters. And that’s assuming the dividend in that $0.50 cent to $1 range.

 Louis Taylor  - Deusche Bank - Analyst

 Okay. Thank you.

Operator

 Thank you. And now from the line of James Sullivan with Green Street Advisors, please go ahead.

 James Sullivan  - Green Street Advisors - Analyst

 Thanks. I’ll pile on on the flex deal. Why sell it now as opposed to down the road after, perhaps, getting the occupancy up to a higher level?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 Well, Jim, there’s a couple comments I would make on that. First of all, as I said earlier, we — this is really part of our capital recycling and we’ve been trying to move through this flex product because it just isn’t on our radar screen long term. So, in the end of 2003 we did this about a million plus square foot package in Minneapolis. Last year, we did the Gwinnett package in Atlanta. We just decided we were tired of doing these things one park at a time, and we ought to just put it all together and try to sell it. And that now was as good a time as any to sell it.

What we did take a look was what — whether - how much money we were leaving on the table and where we thought this would end up. And we evaluated that and looked at potential movement in cap rates if we waited to get it a little more leased. And we feel that like we’re not putting any real proceeds at risk by going ahead and marketing it today, based on today’s capital markets.

 James Sullivan  - Green Street Advisors - Analyst

 And Denny, you mentioned the possibility of a joint venture, but it’s — it sounds like your intention to try to sell the whole thing outright. What is doesn’t a venture structure make more sense? It seems like, one, you get a bunch of fees for managing the portfolio and managing the assets. And then, secondly , it strikes me that your flex portfolio historically has provided you tenant relationships that have led to build-to-suit opportunities, have led to third-party construction work. Why isn’t the venture at the top of the list?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Well, because one of the things that I think is key to a venture to do that, is it ought to be product that you really want to own, and this is not the kind of product that we really want to own, and so that’s our philosophy on this. Because we’ve just made that decision that this is a harder portfolio to manage, and, as far as your comment on generating leads, typically the tenants in these properties are the smaller local tenants and are not necessarily the ones that are leading to the build-to-suit opportunities or to the larger bulk initiatives. Those are coming out of our bulk portfolio themselves, for people that need expansion opportunities.

 James Sullivan  - Green Street Advisors - Analyst

 Okay. And then switching to Chicago. Chicago has always intrigued me. It’s a huge market where you’re a very small competitor. Your track record there is, I guess, inconsistent. And when I contrast that to some of the smaller markets that you’ve gone to where you’re a much larger participant, you seem to have much more of a competitive advantage. Why are you choosing to allocate more capital to Chicago, as opposed to maybe some of your smaller markets where you do arguably have a stronger competitive advantage?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Well, Jim, I think if you look at it, the a — again, we believe the O’Hare sub-market is just a good sub-market long term and we’ve always wanted to be there. There’s a couple sub-markets, I’d say, around the system on the office side we’ve always wanted to be in and that’s O’Hare and Buckhead in Atlanta. And we’ve never really found the right opportunity — what we think is the right opportunity for the right property to get in either one of those so far. And this gives us an opportunity to get into O’Hare with, as I said, what we think is some of the best property up there with good long-term potential.

And then when looking at our existing cities, the real issue today, Jim, is we own so much in a bunch of these cities, it’s hard for us to re-deploy any significant capital because we already own most everything we’d want to own in those cities, other than future opportunities for new development.

 James Sullivan  - Green Street Advisors - Analyst

 Okay. And with respect to the national development program, can you help me again understand what you’re trying to achieve there. And when I see you doing a deal in Buffalo, maybe how the risk and reward of doing the deal there compares to something a little bit closer to home.

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Sure. Well, as you’ve seen over the last couple years in this market there’s just significant profit margins on this business. We had a pretax profit in the first quarter, Jim, of $7.8 million, and about $7 million of that was on one transaction, and it was a transaction where we had about a 30% profit margin on it. It also was a build-to-suit office product project in the midwest, and we still see this today as a very lucrative business to do the build-to-suits for sale, that we can do the project, we can turn around and sell them at significant margins. And quite honestly, we’re really not overly concerned with the risk of going from market to market on this construction side, because we’ve been doing it now for quite a while with some of the projects that we’ve been doing. So, we again think it’s just another opportunity for us to take advantage and generate some profits on the development side of the business.

 James Sullivan  - Green Street Advisors - Analyst

 And on a deal like Buffalo, is there a presale agreement, or are you taking real market risks during the construction phase?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 We’re going to take some market risks during the construction phase on that.

 James Sullivan  - Green Street Advisors - Analyst

 Okay. Thanks, Denny.

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Thanks, Jim.

Operator

 Thank you. And now from the line of Carrie Callahan with Goldman Sachs, please go ahead.

 Deron Kennedy  - Goldman Sachs - Analyst

 Hi, there. It’s Deron Kennedy here with Carey Callaghan. I was just looking at your guidance and I understand it doesn’t include any delusion from the potential asset sale, But if I look at the high end of the guidance, it implies an increase kind of versus the run rate of the second quarter about 5 to 10% in the second half. At the low end, I guess it’s a bit flatish. The run rate’s about equal. Could you talk about what would get you to high end?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 Are you talking about over throughout the course of the year to get -

 Deron Kennedy  - Goldman Sachs - Analyst

 Just kind of like 3Q, 4Q implication from — for your guidance, and I think it’s —.

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 Okay. The first quarter, first of all, is historically seasonally always our lowest quarter because the leasing activities is less, as well as our third-party construction volume. So over the course the year, those volumes not only pick up seasonally, but then we’re seeing significant pick-up in our margins on our third party and the volume that we’re signing up. That along with the increases in the occupancies together are just creating a momentum that we’ll carry out throughout the rest of the year.

 Deron Kennedy  - Goldman Sachs - Analyst

 Okay, and so on the construction side, I understand, if I have to put the same story in the why growth as to the guidance in the second half what do you think it would be?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 We’re still at the range we gave, which was at the high end of our guidance was at 1.5%t overall in same store growth.

 Deron Kennedy  - Goldman Sachs - Analyst

 Okay. Thanks.

Operator

 Thank you. And now from the line of Chris Haley with Wachovia securities. Please go ahead.

 Chris Haley  - Wachovia Securities - Analyst

 Good afternoon. First the larger picture question is your return on assets, you provide a figure chart in your early part of your supplemental which has been trending down now is just about 9% ROA. I’d like to get your comments on what row is sequential decline, obviously the longer term decline as well, and where do you think that might bottom? Where and when?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Well, Chris, I’ll start out, and then Matt can add to it, but part of that reason is year to date, as Matt mentioned earlier, our first quarter is always the lowest quarter for FFO per share during the year. Historically has been. So that’s one reason why the year-to date is down. And if you, just to give you an example, if you look at, as I said in the prepared remarks today, we had about 7.8 million of pretax held per sale gains in the first quarter. Yet we expect that full-year number to be in the 22-plus range, a little bit now, a little over the high end of our guidance, which was 20 million. So the rest of that’s going to be back-end loaded into other quarters during the year, so I would say that, again, it’s the lower first quarter FFO, and we do - and the other thing that is affecting this is our land investment, somewhat.

 Chris Haley  - Wachovia Securities - Analyst

 Okay. Then going the billion dollar sale, I look at the last one to two years of leasing on the net effect of rent basis on your service portfolio. Your net effect of Rents have been $7 plus. Looking at that, in relation to roughly a $70 price tag, where you expect this to trade obviously leads to a double-digit number in terms of a yield. Could you comment about what your pricing expectations are? Just looking at that, it seems inconsistent with what we’re hearing in the market, either on an NOI yield or a cash yield.

 Denny Oklak  - Duke Realty Corp. - President & CEO

 We’re not looking at double-digit yields so somehow your numbers aren’t working right, Chris. But I think the point I would make is, as I noted, about half of this in our numbers historically is included in the bulk portfolio. So you can’t just use our historical service center numbers, because some of that’s coming from the bulk, and — but it’s in bulk as I said. We include a pretty broad range of product, and all of the stuff that’s in this package is the smaller bulk facil — what we call bulk facilities in the 70 to, say, 100,000 square foot range, but they’ve been included in our bulk portfolio.

 Chris Haley  - Wachovia Securities - Analyst

 I’m sorry, did you mention roughly the mix of the 14.5 million feet? How much was -

 Denny Oklak  - Duke Realty Corp. - President & CEO

 I did. I did. 7.4 million was from our service center, and seven million from our bulk

 Chris Haley  - Wachovia Securities - Analyst

 Okay. And the delusion that you mentioned, going to your $0.07 to $0.08 per quarter, that is simply — is that simply the arbitrage between what you might be buying with this capital, the going-out cap rate versus what you might be buying-in, or simply sitting on what residual cash there is after a special dividend and doing nothing? Because there’s no debt here, on so the issue is does your $0.07, $0.08 assume any re deployment net of distribution?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 No, it does not assume any redeployment. It only is the use of a portion of the proceeds for the special dividend.

 Denny Oklak  - Duke Realty Corp. - President & CEO

 And then the balance repayment of line of credit.

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 Correct.

 Denny Oklak  - Duke Realty Corp. - President & CEO

 And other debt.

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 There will be a short-term debt financing that can be repaid at that time, and that would be the initial effect. Then we’ll redeploy those proceeds, hopefully , and if not, as Denny mentioned, we’ll look at distributing it.

 Chris Haley  - Wachovia Securities - Analyst

 What do you think — the final question is, what do you think this sale does to your portfolio age? Quality? How would you turn this around to say besides just an outright asset sale, portfolio sale, what does this do for the remaining portfolio?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Well, the average age of the package is about 15 years, and the average age of our overall portfolio is around the ten-year range now. So it’s going going to reduce the average age of our portfolio to below ten years, and that’s just from an age point of view. And again, beauty is in the eye of the beholder, and the issue we have is this is just not the kind of property, when you look at our business model and our full service operations and vertical integration, we can be much more efficient managing big bulk properties, managing very high quality office assets than we can with these properties. So we’ve just made the strategic decision to move this type of product off our balance sheet and I guess, from our perspective, then we would say we would be much happier with the portfolio that we own, but again, beauty is in the eye of the beholder

 Chris Haley  - Wachovia Securities - Analyst

 does it have an impact to occupancy? If you net this out , what would your occupancy be?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 If you look at it , Chris, the occupancy of this portfolio pretty much mirrors the occupancy of our service center business, so if anything you would have a mildly positive impact on overall occupancy, but not a significant one.

 Chris Haley  - Wachovia Securities - Analyst

 Great. Thanks a lot:

Operator

 Our next question comes from the line of Scott Sediak from A.G. Edwards, Inc. Please go ahead.

 Scott Sediak  - A. G. Edwards, Inc. - Analyst

 Thanks. We’ve seen the development pipeline increasing over the last couple of quarters. When do you guys expect that to impact earnings?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Well, it - I think to some extent it already is impacting earnings, as I noted. In our in-service portfolio of bulk properties, we’ve added 3.5 million square feet in total plus 100 basis points of occupancy in the last 12 months. So it is now beginning to start to impact positively our earnings, as those fully leased or fully or partially leased properties go into service.

 Scott Sediak  - A. G. Edwards, Inc. - Analyst

 Okay. In terms of leasing, it looks like you guys are maybe — you’re possibly getting a little bit more aggressive, specifically on the bulk space. Do you guys have any comments with regard to that?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Aggressive from a rental rate perspective, is that what you mean?

 Scott Sediak  - A. G. Edwards, Inc. - Analyst

 Yes. Or at least more aggressive than what you have been, obviously.

 Denny Oklak  - Duke Realty Corp. - President & CEO

 I would say that I don’t think it’s really changed a whole lot. We might — I think we’ve been slightly more aggressive more recently on some of the build-to-suit transactions. But on our normal leasing, I think we’ve been saying probably for the last six or nine months that we thought that the bulk industrial rents had obviously hit bottom, and we were starting to see some potential for some growth in some sub-markets, and I’d say we’d still say that’s the case. Scott, I think you may be getting that a little bit from the renewal activity, and in this quarter in the renewal activity, there was actually one lease in the bulk that had — we previously, when we did the lease, it had a higher build out and higher rent. When we renewed then we had to put no TIs in the space, so the rental rate came down. Effectively we made as much or more money. But that one lease, which was about 150,000 or so square feet kind of skewed the numbers, and without it , we’re more back in line with previous times.

 Scott Sediak  - A. G. Edwards, Inc. - Analyst

 Okay. And then, Matt, can you maybe comment in terms of the operating expenses in G&A? I mean, they increased pretty substantially from the fourth quarter. What’s a good run rate to use there?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 We’re still comfortable with a run rate in that $25 million or so range. Rental expenses, historically , are higher in the first quarter because of snow removal and higher utility cost, and then they even out over the course the year. And the G&A, likewise, because of seasonally, there’s less activity in the first quarter. There’s a little bit higher G&A.

 Scott Sediak  - A. G. Edwards, Inc. - Analyst

 Okay. Thank you.

Operator

 Thank you. Our next question comes from the line of Paul Afornato from Maxcor Financial. Please go ahead.

 Paul Adornato  - Maxcor Financial - Analyst

 Yes, thanks. Was wondering if you could comment on what might appear to be a contradiction, and that is your development activity, both for third parties and for your own account seems to be increasing pretty substantially. Yet market rents and occupancies don’t seem to be moving substantially. What’s prompting, kind of, the increase in development activity?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Well, Paul, we — there’s a couple things that I would say. One, on the properties held for sale, when you look at our value creation pipeline that we show you, those are all a build-to-suit projects. And those are just, when the opportunities are there, we pursue them and when we land, them and really don’t have much effect on the occupancy of our overall portfolio.

On the spec side, we have always said that we will do speculative development. We look very closely at each particular sub-market and each particular product type. And if you look at the development that we’ve been doing here lately, most of it has been on the bulk industrial side, and our bulk industrial occupancy is pretty good right now. It’s up in the close to the 94% range and so, that’s a lot of the speculative development we’ve been doing.

And then we have done, and have under development some speculative office product, and those are generally in sub-markets where we have very high occupancy in somewhere between 90 and 95%, and we feel very good about the opportunity to lease those up. So, when you look at our overall occupancy, the two lowest areas are our office and service center. And as we’ve told you, what we’re doing with service center, we try to do this disposition and we’re not building any more of that. And on the office side, in those markets where the occupancy is low, we’re not doing any development in those markets and we’re trying as hard as we can to get those spaces filled.

 Paul Adornato  - Maxcor Financial - Analyst

 And on the build-to-suit, you mentioned that activity seems to be increasing. Are you capturing more of the build-to-suit activity, or is there more build-to-suit activity happening?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 I think there there probably is a little bit more build-to-suit activity going on right now, overall. It’s starting to pick-up a little bit. I think we are capturing some more through the national program that we talked about a little bit earlier. So we’d anticipate this pipeline continuing to grow.

 Paul Adornato  - Maxcor Financial - Analyst

 And just for house keeping, will you count the national development group activity in the value creation pipeline that you put out?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Yes.

 Paul Adornato  - Maxcor Financial - Analyst

 And but the 102 that you announced today is not included in that; is that correct?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 It’s not included in what’s in our supplemental package as of March 31.

 Paul Adornato  - Maxcor Financial - Analyst

 Okay. Thank you.

Operator

 Thank you. Our next question comes from the line of Robert Belzer from Prudential Equity Group. Please go ahead.

 Robert Belzer  - Prudential Equity Group - Analyst

 Yes. A couple questions today. First, on the Chicago office acquisitions, are you factoring that into your current guidance?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Well, when you look at the guidance that we gave for the year, we had acquisitions in the — our projected guidance was acquisitions in the $200 million to $350 million range, so essentially we are factoring that into our current guidance, yes.

 Robert Belzer  - Prudential Equity Group - Analyst

 Would that put you to the upper end of your guidance?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Well, the real driver in the upper end of our guidance is, as usual, occupancy in our existing portfolio. And our guidance for the year on that side was 88%.

 Robert Belzer  - Prudential Equity Group - Analyst

 I’m speaking specifically to your acquisition guidance.

 Denny Oklak  - Duke Realty Corp. - President & CEO

 I’m sorry, it would not but us toward the top end of our guidance, no.

 Robert Belzer  - Prudential Equity Group - Analyst

 It would not, okay. Could you purchase additional assets ahead of the portfolio sale? Is that a possibility?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 It is a possibility. We’re always looking at assets that are available and if they meet our yield requirements and our assets we want to own long term, we’re going to look at acquiring them. And we continue to do that, yes.

 Robert Belzer  - Prudential Equity Group - Analyst

 Could that effectively affect the special dividend? Is that a possibility?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 I’m not sure what you mean by that. What I said on the special dividend was we think from a tax point of view, if we complete this flex sale, we’ll be to meet our rate requirements, we’ll have to do a special dividend between $0 .50 cents and $1. I’m not sure what you mean by actions affecting the special dividend.

 Robert Belzer  - Prudential Equity Group - Analyst

 In other words, you can potentially acquire some tax advantage acquisitions to offset the gain.

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 Oh, excuse me. We could. That’s a possibility.

 Robert Belzer  - Prudential Equity Group - Analyst

 Okay. And then finally, my last question, just could you give us an update on your current expectations for the land sale aspect in Anson?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Yes. We are moving forward on Anson, and we are beginning to start the infrastructure improvements at Anson. We do think we’ve we’ll have some land sales again yet this year, but we don’t have any significant gain land sales in our guidance or to be considered in our guidance this year , because we think most of it’s really going to be begin occuring in early 2006.

 Robert Belzer  - Prudential Equity Group - Analyst

 Okay. Great. That’s all my questions today. Thanks.

Operator

 Thank you. And we have a question from the line of Scott O’Shea from Deutsche BanK. Please go ahead.

 Scott O’Shea  - Deutsche Bank - Analyst

 Yes. Good afternoon. Matt, if you could just gives an update maybe on sources and uses with this one billion. I’m looking at roughly 270 million on the line. I’m assuming that goes away. Roughly another 100 million of long term debt maturities this year, that goes away. 75 to 100 million in special dividends. That still leaves you roughly 500 million. Is that about right?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 Yes. And that’s between the acquisitions that we’ve mentioned for June 1 at River Way and our development — funding our development pipeline, that will cover substantially most of the rest of the use of proceeds.

 Scott O’Shea  - Deutsche Bank - Analyst

 Okay. That’s helpful. Thank you.

Operator

 [ OPERATOR INSTRUCTIONS ] Our next call comes from the line of James Sullivan from Green Street Advisors, please go ahead.

 James Sullivan  - Green Street Advisors - Analyst

 Decided to pick what’s increasingly becoming a public fight with you guys.

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Jim, I’m sorry, we didn’t hear the first part of your question for some reason. Could you repeat that?

 James Sullivan  - Green Street Advisors - Analyst

 I’m sorry, the Service Employees International Union appears to want to fight a public fight with you guys. What stirred that up?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 Well, Jim, I’m not sure. The issue that they seem to be coming after is the fact that many of the — we subcontract out our janitorial services in our office buildings, and in certain of our markets those are subcontracted to union employees who I believe are part affiliated with the SCIU. In the number of our markets, the subcontractors are non-union folks that do not have an affiliation with the SCIU, and so they — again, this is speculation on my part because I don’t know for sure, but they do not seem to be able to move forward with the unionization of those folks in some of our sub-markets. So they are asking to us put pressure on our subcontractors to get them to unionize their workers, which quite honestly, we don’t really believe is our place. And our stance on this is we’ve — we competitively bid the services for our properties because that’s what our tenants demand.

It’s a very competitive environment out there, and we competitively bid and we select the contractor based on the quality of service, their reliability, and the price. And so that’s our position, but for some reason, they’ve decided to make an issue of it with us.

 James Sullivan  - Green Street Advisors - Analyst

 Okay. Thanks for clarifying that.

Operator

 Thank you. Our next question comes from the line of David Copp from RBC Capital, please go ahead.

 David Copp  - RVC Capital Markets - Analyst

 Hi. You’re with Jay Leupp, as well. I apologize if I missed this in your prepared remarks. The $0.07 to $0.08 per quarter impact that you’re anticipating from the pending portfolio sale, when you look at the FAD number, is that something slightly smaller or slightly impact to FAD?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 It’s about the same. I mean as far as the overall effect of the sale of the portfolio and the effect on FAD will be ultimately will be a positive increment - a positive effect on FAD.

 David Copp  - RVC Capital Markets - Analyst

 So when you say positive, you mean these are assets that typically have slightly higher capital CapEx than your portfolio in general?

 Matt Cohoat  - Duke Realty Corp. - CFO & EVP

 Yes.

 David Copp  - RVC Capital Markets - Analyst

 Okay. Thank you.

Operator

 Thank you. Our next question comes from the line of Kevin Lampo with he Edward Jones, please go ahead.

 Kevin Lampo  - Edward Jones - Analyst

 Just one follow-up, as far as the portfolio sale. What about, it seems like these would be more sensitive assets to manage. Does this impact how you guys are structured any, as far as personnel and so forth?

 Denny Oklak  - Duke Realty Corp. - President & CEO

 I think the answer to that is yes, in the short run. And we’re looking at that, and monitoring it very close closely. As I’ve said in our remarks, we’re not exiting any of these markets, so we will redeploy capital back into some of these markets. I think there’s always a possibility that if this does get sold completely, that the acquirer may also want to acquire some of our associates, But we really are not far enough down the road today to even understand where that’s going to come out.

 Kevin Lampo  - Edward Jones - Analyst

 All right. Thank you.

Operator

 Thank you. And we have no further questions. Please continue.

 Denny Oklak  - Duke Realty Corp. - President & CEO

 All right. Well, thanks for joining our earnings conference call today, and everyone have a nice afternoon.

Operator

 Ladies and gentlemen, that does include our conference for today. Thank you for your participation and for using AT & T execsive tele conference. You may now disconnect.

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